EXHIBIT (10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports: (1) dated February 18, 2005 with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, (2) dated February 18, 2005 with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance and Annuity Company, and (3) dated January 31, 2005 with respect to the subaccounts of Separate Account VA-7, which are available for investment by contract owners of Transamerica Bounty Variable Annuity, included in Amendment No. 6 to the Registration Statement (Form N-4 No. 811-08835) under the Investment Company Act of 1940 and related Supplement to the Prospectus and Supplement to the Statement of Additional Information of Transamerica Bounty Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

September 28, 2005